UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 23, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 382-3630
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 4.01 Changes in Registrant’s Certifying Accountant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX OF EXHIBITS
EX-4.1
EX-16.1

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement.
     As previously disclosed, on July 25, 2008 Lighting Science Group Corporation, a Delaware corporation (the “Company”), entered into a Registration Rights Agreement (the “Original Agreement”) with Pegasus Partners IV, L.P. (“Pegasus IV”). Pursuant to the Original Agreement, the Company granted Pegasus IV the right for up to three demands for the registration of any shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) held by Pegasus IV, including Common Stock issuable upon exercise of that certain warrant dated July 25, 2008, and certain piggyback registration rights with respect to such securities.
     On January 9, 2009, Pegasus IV and certain other related parties filed an amendment to a Schedule 13D disclosing that Pegasus IV purchased 271,739 shares of the Company’s Series C Preferred Stock and warrants to purchase 3,776,078 shares of Common Stock in privately negotiated transactions on January 7, 2009. Pursuant to the terms of the warrants acquired in these private transactions, the holder thereof is entitled to reasonable registration rights, which must be agreed upon by the holder and the Company by January 30, 2009. Pursuant to this right, on January 23, 2009 the Company entered into an Amended and Restated Registration Rights Agreement (the “Amended Agreement”) with Pegasus IV. The Amended Agreement provides Pegasus IV with the right for up to three demands for the registration of any shares of Common Stock held or subsequently acquired by Pegasus IV or its affiliates, including Common Stock issuable upon exercise of the warrants or any other convertible securities, and certain piggyback registration rights with respect to such securities. As of January 23, 2009, Pegasus IV beneficially owned approximately 69.9% of the Company’s Common Stock.
     A copy of the Amended Agreement is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Amended Agreement for a more complete understanding of the registration rights granted to Pegasus IV. The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement.
Section 4 — Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant
(a) On January 29, 2009, the Company terminated the engagement of Turner, Stone & Company, L.L.P. (“Turner Stone”) as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company recommended and approved the decision to terminate Turner Stone. Despite Turner Stone’s termination, the Company intends to work with Turner Stone in the future to facilitate the use of Turner Stone’s report on the consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 in filings to be made by the Company, as well as any related matters that may arise related to such consolidated financial statements.
     Turner Stone previously audited the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and 2006. Turner Stone’s reports on the Company’s consolidated financial statements as of December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2007 and 2006, and through January 29, 2009, there were no disagreements with Turner Stone on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Turner Stone’s satisfaction, would have caused Turner Stone to make reference thereto in its reports on the financial statements for such years or any subsequent periods through January 29, 2009. During the fiscal years ended December 31, 2007 and 2006, and through

January 29, 2009, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
The Company provided a copy of this current report on Form 8-K to Turner Stone and asked Turner Stone to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements. Such letter from Turner Stone dated January 29, 2009 is attached as Exhibit 16.1 to this current report on Form 8-K.
(b) On January 29, 2008, McGladrey & Pullen, LLP (“McGladrey”) was engaged to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2008. McGladrey’s engagement was previously approved by the Audit Committee of the Board of Directors of the Company.
During the fiscal years ended December 31, 2007 and 2006 and through January 29, 2009, the Company did not consult with McGladrey on: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description of Exhibit
4.1	Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

16.1	Letter from Turner, Stone & Company, L.L.P. dated January 29, 2009 to the Securities and Exchange Commission

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: January 29, 2009	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President – Finance

INDEX OF EXHIBITS

Exhibit
No.	Description of Exhibit
4.1	Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

16.1	Letter from Turner, Stone & Company, L.L.P. dated January 29, 2009 to the Securities and Exchange Commission